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                                                                  EXHIBIT 99.1

CONTACTS:

Cubist Pharmaceuticals, Inc.                        Noonan/Russo Communications
Jennifer LaVin                                      Emily Poe - media
Senior Director, Corporate Communications           (212) 696-4455 ext. 221
(781) 860-8362                                      e.poe@noonanrusso.com
jennifer.lavin@cubist.com

    CUBIST PHARMACEUTICALS ANNOUNCES RESULTS FROM FIRST PHASE III CIDECIN(R)
                       COMMUNITY-ACQUIRED PNEUMONIA TRIAL

        ENDPOINT NOT ACHIEVED IN OVERALL INTERNATIONAL STUDY; EQUIVALENCE ACHIEVED IN NORTH AMERICAN & WESTERN EUROPEAN STUDY POPULATIONS

                  CONFERENCE CALL & WEBCAST TODAY AT 5:00 PM ET

LEXINGTON, MA, JANUARY 16, 2002 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced preliminary results from the first of two pivotal, Phase III trials investigating the safety and efficacy of its investigational antibiotic Cidecin(R) (daptomycin for injection) in the treatment of community-acquired pneumonia requiring hospitalization (the CAP1 Study). The Company indicated that the primary endpoint of demonstrating non-inferiority to an active comparator agent was not achieved in the overall international study. However, the endpoint was achieved in the intent-to-treat and clinically evaluable cohorts representing the North American and Western European populations.

The CAP1 study analyzed data from 714 patients. The study was an international, randomized, prospective, double-blinded study and was conducted predominantly in North America, Western and Eastern Europe and South Africa. The primary endpoint in the study is to demonstrate non-inferiority in clinical efficacy (resolution of signs and symptoms) to the comparator agent. CIDECIN, dosed at 4 mg/kg once daily, was compared to Rocephin(R) (ceftriaxone sodium), the current standard of care, dosed at 2 g once daily. Both drugs were administered intravenously.

The CIDECIN arm of the study in the clinically evaluable populations analyzed demonstrated a clinical success rate of 79% and the ceftriaxone arm demonstrated an 87% clinical success rate. While there are no apparent significant differences in key demographic parameters in the overall study, a strong geographic difference was observed. The cause of these differences continues to be investigated. CIDECIN achieved higher success rates compared to ceftriaxone (72 vs. 62%) in the North American intent-to-treat patient population. The clinical success rate in the clinically evaluable populations in North America and Western Europe was 85% for CIDECIN and 84% for ceftriaxone. These data represent the first level of analysis of the CAP1 study and further details are planned for presentation at an appropriate scientific meeting in the near future.


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Importantly, the adverse event profiles were similar between the CIDECIN and ceftriaxone study arms and there were no study withdrawals due to creatine phosphokinase (CPK) elevations in this study. These safety data are intended to be included in the CIDECIN New Drug Application (NDA) to be filed with the U.S. Food & Drug Administration (FDA).

Enrollment in the second pivotal, Phase III study examining the safety and efficacy of CIDECIN in the treatment of community-acquired pneumonia requiring hospitalization (the CAP2 study) has been suspended pending further review and evaluation of the CAP data to consider a North American and Western European-only trial for this indication. This potential strategy is based on the successful clinical outcomes observed in CAP1 in these geographic areas.

Scott M. Rocklage, Ph.D., Chairman & CEO of Cubist commented: "The results in the CAP1 study, while mixed, do not diminish the Cubist commitment to the continued clinical development of CIDECIN. CIDECIN's performance in the CAP1 Study was encouraging from a medical perspective, however, it did not perform well enough in certain geographies to achieve the required statistical endpoint in the overall population. The successful clinical outcomes in CAP1 observed in North America and Western Europe suggest that a reassessment of the geographic focus of the second CAP trial may be appropriate." Dr. Rocklage concluded, "We are currently evaluating the overall CIDECIN regulatory filing strategy and hope to be able to provide better guidance on the timing and content of the filing following our discussions with the FDA."

Cubist previously reported the successful completion of two pivotal Phase III trials examining the safety and efficacy of CIDECIN in the treatment of complicated skin and soft tissue infection (cSST). The Company originally intended to file the U.S. NDA in the third quarter of this year for the indications of cSST and CAP, along with data on treating resistant infections. In view of the CAP1 data, Cubist is re-evaluating its options regarding the CAP indication and the intended timing of its NDA filing. The Company may consider filing the NDA this year based on the cSST and resistance data, may complete a CAP program prior to filing, or may pursue alternative indications. Cubist will work in close collaboration with the FDA over the next several months to establish the registration strategy for CIDECIN going forward.


         ******************CONFERENCE CALL INFORMATION******************

                 WHEN: WEDNESDAY JANUARY 16, 2002 AT 5:00 PM ET

                    DOMESTIC & CANADA CALL-IN: (800) 446-4472
                      INTERNATIONAL CALL-IN: (416) 695-9753

         CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

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              REPLAY WILL BE AVAILABLE FOR 30 DAYS VIA THE INTERNET

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Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the safety and efficacy of Cidecin(R) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin against Gram-positive Entities) clinical trial program and has broadened its pipeline to include multiple pre-clinical drug candidates. The Company is engaged in strategic partnerships with Novartis Pharma AG and Merck & Co for the discovery and development of novel antiinfectives and with Gilead Sciences for the commercialization of daptomycin in Europe. Cubist is headquartered in Lexington, MA and has operations in Vancouver, BC, Canada and Slough, UK.

CUBIST SAFEHARBOR STATEMENT
STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACT MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (II) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (III) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS ARE CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S RECENT SEC FILINGS.

Cidecin(R) (daptomycin for injection) is a registered trademark of Cubist Pharmaceuticals, Inc. All otheR trademarks, servicemarks or trade names referred to in this release are the property of their respective owners.

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        Additional information can be found at the Company's web site at
                   www.cubist.com or at www.noonanrusso.com.